QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.15

STOCK PURCHASE AGREEMENT

    This Stock Purchase Agreement ("Agreement") is dated as of May 1, 2001 between Phage Therapeutics International, Inc., a Florida corporation ("Phage International");            ("Vendor"); and            ("Purchaser").

RECITALS

    A.  Pursuant to a Purchase Agreement dated April 20, 1999 (the "Purchase Agreement"), Vendor agreed to sell to Phage International all of Vendor's shares of Phage Therapeutics, Inc., a Washington corporation ("Phage"), in exchange for            newly-issued shares (the "Phage International Shares") of Phage International (the "Initial Transaction").

    B.  Vendor delivered the executed Purchase Agreement, but not all of the other documents necessary to close the Initial Transaction, to Phage International in August, 1999. As a result, Phage International did not issue to Vendor a certificate representing the Phage International Shares.

    C.  Purchaser desires to purchase the Phage International Shares from Vendor. The parties desire to enter into this Agreement to set forth certain agreements with respect to these transactions.

AGREEMENTS

    In exchange for the mutual promises and covenants contained in this Agreement, the panties agree as follows:

    1.  Initial Transaction.  The parties believe that Vendor delivered the Purchase Agreement to Phage International by August 31, 1999. Certain of the closing documents specified in Article 8.1(a) of the Purchase Agreement were not initially delivered to Phage International with that document, however, and accordingly the certificates representing the Phage International Shares were not previously issued by Phage International. Subject to delivery of all documents necessary to conclude the transactions contemplated by this Agreement, Vendor and Phage International agree to adopt August 31, 1999 as the date of Vendor's acquisition of the shares.

    2.  Purchase by Purchaser.  Vendor hereby sells to Purchaser, and Purchaser purchases from Vendor, all of Vendor's right, title and interest in and to the Phage International Shares, for a price of $1.00 per share, for a total purchase price of $150,000. Purchaser shall pay the purchase price to Vendor as follows: (i) promptly upon the execution and delivery of this Agreement by all parties, Purchaser shall pay Vendor an amount equal to 10% of the total purchase price; and (ii) Purchaser shall pay the balance of the purchase price when (a) Vendor has delivered to Phage International all documents Stock Purchase Agreement page required by the Purchase Agreement and any stock certificates, stock powers, incumbency certificates, and other documents required by Phage International or its transfer agent in order to conclude the transactions contemplated by this Agreement and (b) the transfer agent has confirmed that it is prepared to issue a certificate representing the Phage International Shares to Purchaser. In lieu of the issuance of a certificate representing the Phage International Shares to Vendor, and the subsequent assignment of that certificate to Purchaser, Vendor and Purchaser instruct Phage International to issue a certificate representing the Phage International Shares directly to Purchaser.

    3.  Representations and Warranties of Vendor.  Vendor represents and warrants to Phage International and Purchaser as follows:

      3.1 Vendor has good and marketable title to the Phage International Shares, has full power and authority to transfer such shares, and this Agreement constitutes the valid and binding obligation of Vendor enforceable in accordance with its terms. The Phage International Shares have not been pledged or encumbered in any manner, and are not subject to any claim of beneficial ownership by any person other than Vendor. Upon transfer of the Phage International Shares to Purchaser pursuant to this Agreement, Purchaser will acquire title to such shares, free and clear of all liens, claims, or encumbrances of any kind.

      3.2 The representations and warranties made by Vendor in the Purchase Agreement were true and correct when made, and Vendor restates such representations and warranties as of the date of this Agreement.

      3.3 At the time of the Purchase Agreement and since then, Vendor has been given the opportunity to ask questions of, and to receive answers from, Phage International's senior management, and to obtain any additional information requested, concerning Phage International and the Phage International Shares, to the extent desired by Vendor.

      3.4 Vendor is and, since April of 1999, has been an "Accredited Investor" as that term is defined under Regulation D promulgated by the Securities and Exchange Commission.

      3.5 Vendor has received and reviewed a copy of Phage International's Form 10-SB initially filed with the Securities and Exchange Commission on December 7, 2000 and subsequently amended (the "Form 10-SB"). Vendor acknowledges that, except as set forth in the Form 10-SB, neither Phage International nor Purchaser has made any representations to Vendor regarding the business affairs, operations, financial condition or prospects of Phage and Phage International.

      3.6 The Phage International Shares were acquired by Vendor in good faith solely for the Vendor's personal account, for investment purposes only, and were not purchased with a view to or for the resale, distribution, transfer, subdivision or fractionalization thereof.

      3.7 Vendor has had the opportunity to consult with its legal, financial and tax advisors with respect to this investment, to the extent desired by Vendor.

    4.  Representations and Warranties of Purchaser.  Purchaser represents and warrants to Phage International and Vendor as follows:

      4.1 Purchaser has been given the opportunity to ask questions of, and to receive answers from, Phage International's senior management, and to obtain any additional information requested, concerning Phage International and the Phage International Shares, to the extent desired by Purchaser. Purchaser is fully aware of the business affairs, operations, financial condition and prospects of Phage and Phage International.

      4.2 Purchaser is an "Accredited Investor" as that term is defined under Regulation D promulgated by the Securities and Exchange Commission. Purchaser's other investments, financial situation, and needs are such that it is able (i) to bear the economic risk of this investment; (ii) to hold the Phage International Shares for an indefinite period of time; and (iii) to afford a complete loss of this investment.

      4.3 Purchaser has received and reviewed a copy of the Form 10-SB. Purchaser acknowledges that the Phage International Shares will not be registered by virtue of the filing of the Form 10-SB. Purchaser has no need for liquidity in this investment and understands that there are substantial restrictions on the transferability of the Phage International Shares, and that, accordingly, it may not be possible to liquidate an investment in the Phage International Shares when desired or needed by Purchaser. Purchaser has read and is familiar with the requirements of Rule 144 promulgated under the Securities Act of 1933.

      4.4 Purchaser understands that the Phage International Shares were offered and sold under exemptions from registration provided for under federal and state securities laws, and that the

  Phage International Shares may not be sold or transferred without registration or the availability of an exemption from registration under such laws. Purchaser understands that Phage International has no obligation or current intention to register the Phage International Shares at any time in the future.

      4.5 Purchaser understands that it will not be entitled to any guaranteed dividend, interest or fixed return on this investment, and that Phage International is under no obligation to redeem any or all of the Phage International Shares at any time in the future.

      4.6 The Phage International Shares are being acquired in good faith solely for the personal account of Purchaser, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, transfer, subdivision or fractionalization thereof.

      4.7 Purchaser has had the opportunity to consult with its legal, financial and tax advisors with respect to this investment, to the extent it desires.

    5.  Stock Certificates and Restrictive Legend.  When the conditions to full payment of the purchase price described in Section 2 have been satisfied, Phage International shall deliver a stock certificate representing the Phage International Shares to Purchaser. Purchaser consents to the placement of a restrictive legend on the certificate representing the Phage International Shares in the following form:

  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE MADE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

    6.  Mutual Release of Claims.  Except for obligations set forth in this Agreement, Phage International and Vendor each release and forever discharge the other and the other's officers, directors, shareholders, employees, representatives, and agents from any and all causes of action, claims, damages, liabilities, and demands of any nature whatsoever relating to or arising out of the Initial Transaction, Vendor's purchase and Phage International's issuance of the Phage International Shares, and the delay in the originally-anticipated closing of the Initial Transaction.

    7.  Miscellaneous.

      7.1 Vendor shall not transfer or assign this Agreement or any of its rights under this Agreement without the consent of Phage International and Purchaser. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.

      7.2 Notwithstanding any provision of the Purchase Agreement, the Purchase Agreement and this Agreement shall be governed by and construed in accordance with the laws of the State of Washington. Any dispute regarding the interpretation or enforcement of the Purchase Agreement or this Agreement shall be resolved by binding arbitration in Seattle, Washington. The prevailing party in such a dispute shall be entitled to recover its reasonable attorneys' fees and costs.

      7.3 The parties shall execute and deliver such other instruments and take such other actions as may be required to confer to the parties and their respective assignees the benefits contemplated by this Agreement.

      7.4 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. EXECUTED as of the date first above written.

PHAGE THERAPEUTICS INTERNATIONAL, INC.
By
Its
VENDOR
By
Its
PURCHASER
By
Its

QuickLinks

STOCK PURCHASE AGREEMENT